UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 17, 2008

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.      Entry into a Material Definitive Agreement.

On April 9, 2008, Internap Network Services Corporation (the “Company”) entered into a General Release, Separation and Settlement Agreement (the “Agreement”) with Vincent Molinaro, former Chief Operating Officer of the Company, in connection with the termination of Mr. Molinaro’s employment as Chief Operating Officer of the Company effective June 30, 2008 (the “Termination Date”). The Agreement is effective as of April 17, 2008.  The Agreement provides that Mr. Molinaro is entitled to a cash payment in the amount of $360,000, representing one years’ base salary. The Agreement also provides that, if Mr. Molinaro elects to continue health insurance coverage under the Company’s healthcare coverage plan pursuant to Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, then the Company shall pay for the direct and actual cost of the coverage for a period of 12 months. The Agreement also provides, among other things, that Mr. Molinaro will have certain non-disclosure, non-solicitation and non-recruitment obligations.

The foregoing description of the Agreement is qualified in its entirety by the terms of the General Release, Separation and Settlement Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits

(d)         Exhibits

10.1       General Release Agreement dated as of April 9, 2008 between Internap Network Services and Vincent Molinaro.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: April 18, 2008

	By:	/s/ Richard P. Dobb
Richard P. Dobb, Vice President
and General Counsel